Exhibit 99.1

  Brookline Bancorp Announces 2007 Second Quarter Earnings, Dividend
      Declarations and Approval for Additional Stock Repurchases


    BROOKLINE, Mass.--(BUSINESS WIRE)--July 19, 2007--Brookline Bancorp, Inc. (the "Company") (NASDAQ:BRKL) announced today its earnings for the 2007 second quarter and approval by its Board of Directors of a regular quarterly dividend of $0.085 per share and an extra dividend of $0.20 per share payable August 15, 2007 to stockholders of record on July 31, 2007. The Board of Directors also authorized the repurchase of an additional 2,000,000 shares of the Company's common stock.

    The Company earned $4,852,000, or $0.08 per share on a basic and diluted basis, for the quarter ended June 30, 2007 compared to $4,929,000, or $0.08 per share on a basic and diluted basis, for the quarter ended June 30, 2006. The 2007 quarter included $401,000 ($233,000 on an after-tax basis) of dividend income from the Company's investment in Federal Home Loan Bank of Boston ("FHLB") stock. The 2006 quarter included no dividend income due to a change in the timing of dividend payments by the FHLB.

    Net income for the first half of 2007 was $9,793,000, or $0.16 per share on a basic and diluted basis, compared to $10,326,000, or $0.17 per share on a basic and diluted basis, for the first half of 2006. The 2006 first half included gains on the sale of marketable equity securities of $558,000 ($358,000 on an after-tax basis); no securities were sold in the first half of 2007. The six month comparison was also affected by the change in timing of FHLB dividends referred to in the preceding paragraph.

    In April 2006, the Company acquired a controlling interest in Eastern Funding LLC ("Eastern"), a specialty finance company. Included in the Company's consolidated earnings are the operating results of Eastern for the first half of 2007 and the second quarter of 2006. In the first quarter of 2006, the Company's investment in Eastern was accounted for under the equity method.

    Over the past few quarters, we have commented on unfavorable interest rate market conditions. Interest rate spread declined from 2.15% in the first half of 2006 to 2.11% in the first half of 2007, but improved from 2.11% in the 2007 first quarter to 2.13% in the 2007 second quarter. Net interest margin increased from 3.11% in the first half of 2006 to 3.18% in the first half of 2007 and in the 2007 second quarter. The improvement in net interest margin resulted primarily from higher asset yields. Net interest margin declined from 3.20% in the 2007 first quarter to 3.18% in the 2007 second quarter due to a reduction in stockholders' equity resulting primarily from repurchases of the Company's common stock. The inverted yield curve, which has existed for some time, has started to modestly slope upward in the 2007 second quarter. Meaningful improvement in interest rate spread and net interest margin, however, will continue to be difficult until the yield curve becomes more upward in slope.

    Interest income was 15% higher in the first half of 2007 than in the first half of 2006. Net interest income, however, increased only 5% as interest expense rose 27% between the two periods. The more significant rise in funding costs resulted primarily from higher rates paid for borrowed funds and higher rates being offered in the market place for deposits with shorter maturities. The mix of deposits shifted from lower rate transaction deposit accounts to higher rate certificates of deposit. Certificates of deposit comprised 62% of total retail deposits at June 30, 2007 compared to 61% at December 31, 2006 and 58% at June 30, 2006.

    The average rate earned on mortgage loans, the Company's largest asset category, declined from 6.46% in the 2006 fourth quarter to 6.45% in the 2007 first quarter and 6.39% in the 2007 second quarter. Competition has made it increasingly difficult to incorporate the rise in funding costs into the pricing of mortgage loan originations. Due in part to these market conditions, the Company has refrained from aggressively seeking new mortgage loans. As a result, the average balance of mortgage loans outstanding in the 2007 second quarter was $6 million less than in the 2007 first quarter and $57 million less than in the 2006 second quarter.

    Offsetting the decline in mortgage loan income was interest income derived from the indirect automobile ("auto") and Eastern loan portfolios. The average balance of auto loans outstanding was $77 million higher in the 2007 second quarter than in the 2006 second quarter. Of that growth, $32 million occurred in the most recent quarter. Of greater importance was the increase in the average yield on the portfolio from 5.04% in the 2006 second quarter to 5.83% in the 2007 first quarter and 6.14% in the 2007 second quarter. The average balance of Eastern loans outstanding increased from $112 million in the 2006 second quarter to $129 million in the 2007 second quarter. The yield on those loans was 10.80% and 10.70%, respectively.

    The provision for loan losses is comprised of amounts relating to the auto loan portfolio, the Eastern loan portfolio and the remainder of the Company's loan portfolio.

    Net charge-offs of auto loans declined from $767,000 in the 2007 first quarter (resulting in an annualized rate of net charge-offs of 0.55% based on the average balance of loans outstanding) to $528,000 in the 2007 second quarter (0.36% annualized rate of net charge-offs). Net charge-offs in the first half of 2007 were $1,295,000 (0.45%) compared to $899,000 (0.36%) in the first half of 2006. Loans delinquent 30 days and over were $5,851,000, or 0.99% of loans outstanding at June 30, 2007 compared to $5,594,000 (1.00%) at March 31, 2007 and $7,092,000 (1.31%) at December 31, 2006. Based on the
levels of net charge-offs and delinquencies as well as other factors, the amounts provided for auto loan losses in the 2007 and 2006 second quarters were $779,000 and $757,000, respectively, and $1,623,000 and $1,505,000, respectively, in the first half periods of 2007 and 2006.

    The provision for loan losses related to the Eastern portfolio was $328,000 in the 2007 second quarter, $380,000 in the 2007 first quarter and $177,000 in the 2006 second quarter. Net charge-offs in the 2007 second and first quarters were $288,000 and $391,000, respectively, resulting in a six month annualized rate of net charge-offs of 1.06% of average loans outstanding. Loans delinquent 30 days or more increased from $1,436,000 (1.13% of total loans) at December 31, 2006 to $2,221,000 (1.75%) at March 31, 2007, but
declined to $2,034,000 (1.47%) at June 30, 2007. Loans on non-accrual at those respective dates increased from $657,000 (0.52% of total loans) to $2,199,000 (1.74%) and $2,254,000 (1.75% of total loans excluding $9.5 million of seasoned loans purchased at the end of the quarter). The total allowance for loan losses for Eastern's loans at June 30, 2007 was $2,326,000, or 1.80% of loans outstanding (excluding the quarter end purchase). Despite a much lower rate of charge-off experience, the allowance is maintained at 1.80% in recognition of the higher risk exposure associated with Eastern's loans. The higher risk exposure is the reason why the rates charged on the loans are significantly higher than on other segments of the Company's loan portfolio.

    Regarding the remainder of the Company's loan portfolio, which is comprised primarily of mortgage loans, $25,000 was provided in the first half of 2007. No mortgage loans were charged off during that time and mortgage loans delinquent 30 days or more at June 30, 2007 were insignificant at $455,000.

    Excluding securities gains, the increases in non-interest income in the 2007 quarterly and six month periods compared to the same periods for 2006 were due primarily to higher deposit service and loan fees, including fees from prepayment of mortgage loans.

    Non-interest expenses were $780,000, or 8.3%, higher in the 2007 second quarter than in the 2006 second quarter due primarily to higher expenses related to auto lending resulting from portfolio growth, higher occupancy costs and higher legal fees. The $2,355,000, or 13.3%, increase in non-interest expenses for the first half of 2007 compared to the first half of 2006 was due primarily to the inclusion of Eastern for only one quarter in 2006 and the other reasons mentioned regarding the second quarter comparison.

    During the 2007 second quarter, the Company repurchased 1,725,000 shares of its common stock at a total cost of $20.7 million, or $11.99 per share including transaction costs. An additional 335,000 shares had been purchased in March 2007. Based on a prior approval and after consideration of the shares repurchased in the second quarter, management was authorized to repurchase 2,212,532 shares as of June 30, 2007. On July 19, 2007, the Board of Directors increased that authorization by an additional 2,000,000 shares.

    In addition to approving payment of the regular quarterly dividend of $0.085 per share, the Board of Directors approved payment of an extra dividend of $0.20 per share payable on August 15, 2007 to stockholders of record on July 31, 2007. While the Board of Directors has returned excess capital to stockholders through payment of semi-annual extra dividends totaling $1.80 per share since August 2003, future payments and the magnitude of any such payments will be considered in light of changing opportunities to deploy capital effectively, including the repurchase of the Company's common stock and expansion of the Company's business through acquisitions.

    Today, William G. Coughlin retired as a director after 31 years of dedicated service and valuable counsel to the Company and Brookline Bank. John A. Hackett, a director of the Company, was elected a director of Brookline Bank.

    The above text contains statements about future events that constitute forward-looking statements. Projections about future events are subject to risks and uncertainties that could cause actual results to differ materially. Factors that could cause such differences include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations and competition.


               BROOKLINE BANCORP, INC. AND SUBSIDIARIES
                     Consolidated Balance Sheets
                   (In thousands except share data)

                                   June 30,   December 31,  June 30,
                                     2007         2006        2006
                                  ----------- ------------ -----------
             ASSETS
---------------------------------
Cash and due from banks           $   16,679   $   18,237  $   17,528
Short-term investments               134,853      134,417     107,950
Securities available for sale        275,884      335,246     358,029
Securities held to maturity
 (market value of $223, $242 and
 $359, respectively)                     216          233         354
Restricted equity securities          26,563       28,567      28,567
Loans                              1,853,089    1,792,062   1,803,791
Allowance for loan losses            (23,312)     (23,024)    (24,838)
                                  ----------  -----------  ----------
   Net loans                       1,829,777    1,769,038   1,778,953
                                  ----------  -----------  ----------
Accrued interest receivable            9,443       10,310       9,931
Bank premises and equipment, net       9,258        9,335       9,920
Deferred tax asset                    11,098       11,036      11,679
Prepaid income taxes                   3,815        1,801       2,610
Goodwill                              42,545       42,545      42,316
Identified intangible assets, net
 of accumulated amortization of
 $5,611, $4,604 and $3,466,
 respectively                          7,341        8,348       9,486
Other assets                           4,137        3,927       4,042
                                  ----------  -----------  ----------
   Total assets                   $2,371,609   $2,373,040  $2,381,365
                                  ==========  ===========  ==========

 LIABILITIES AND STOCKHOLDERS'
              EQUITY
---------------------------------
Retail deposits                   $1,231,252   $1,210,206  $1,171,967
Brokered deposits                     77,871       78,060      68,096
Borrowed funds                       480,211      463,806     512,127
Subordinated debt                      7,039       12,092      12,155
Mortgagors' escrow accounts            5,275        5,114       5,693
Accrued expenses and other
 liabilities                          21,683       19,494      18,778
                                  ----------  -----------  ----------
   Total liabilities               1,823,331    1,788,772   1,788,816
                                  ----------  -----------  ----------

Minority interest in subsidiary        1,255        1,375       1,257
                                  ----------  -----------  ----------

Stockholders' equity:
  Preferred stock, $0.01 par
   value; 50,000,000 shares
   authorized; none issued                 -            -           -
  Common stock, $0.01 par value;
   200,000,000 shares authorized;
   63,050,455 shares, 62,989,384
   shares and 62,989,384 shares
   issued, respectively                  631          630         630
  Additional paid-in capital         510,511      508,248     506,293
  Retained earnings, partially
   restricted                         83,133       96,229     108,645
  Accumulated other comprehensive
   loss                                 (985)        (640)     (2,549)
  Treasury stock, at cost -
   3,465,611 shares, 1,405,611
   shares and 1,405,611 shares,
   respectively                      (42,984)     (18,144)    (18,144)
  Unallocated common stock held
   by ESOP - 602,027 shares,
   629,081 shares and 657,123
   shares, respectively               (3,283)      (3,430)     (3,583)
                                  ----------  -----------  ----------
     Total stockholders' equity      547,023      582,893     591,292
                                  ----------  -----------  ----------

     Total liabilities and
      stockholders' equity        $2,371,609   $2,373,040  $2,381,365
                                  ==========  ===========  ==========


               BROOKLINE BANCORP, INC. AND SUBSIDIARIES
                  Consolidated Statements of Income
                   (In thousands except share data)

                          Three months ended       Six months ended
                               June 30,                June 30,
                        ----------------------  ----------------------
                           2007        2006        2007        2006
                        ----------  ----------  ----------  ----------

Interest income:
  Loans                 $   30,329  $   28,151  $   59,922  $   52,202
  Debt securities            3,560       3,640       7,340       7,259
  Marketable equity
   securities                    7          30          35          63
  Restricted equity
   securities                  403           2         884         311
  Short-term
   investments               1,798       1,326       3,483       2,438
                        ----------  ----------  ----------  ----------
    Total interest
     income                 36,097      33,149      71,664      62,273
                        ----------  ----------  ----------  ----------

Interest expense:
  Retail deposits           11,138       8,385      21,856      15,831
  Brokered deposits          1,046         637       2,073         637
  Borrowed funds             5,704       6,213      11,160      11,057
  Subordinated debt            158         225         391         431
                        ----------   ---------  ----------  ----------
    Total interest
     expense                18,046      15,460      35,480      27,956
                        ----------   ---------  ----------  ----------

Net interest income         18,051      17,689      36,184      34,317
Provision for loan
 losses                      1,107         859       2,357       1,607
                        ----------   ---------  ----------  ----------
    Net interest income
     after provision
     for loan losses        16,944      16,830      33,827      32,710
                        ----------   ---------  ----------  ----------

Non-interest income:
  Fees and charges           1,272         961       2,291       1,535
  Gains on securities,
   net                           -           -           -         558
  Other income (loss)            9         (51)         40          17
                        ----------  ----------  ----------  ----------
    Total non-interest
     income                  1,281         910       2,331       2,110
                        ----------  ----------  ----------  ----------

Non-interest expense:
  Compensation and
   employee benefits         5,246       5,089      10,485       9,435
  Occupancy                    836         766       1,691       1,559
  Equipment and data
   processing                1,653       1,522       3,172       2,940
  Advertising and
   marketing                   279         269         406         455
  Amortization of
   identified
   intangibles                 504         569       1,007       1,096
  Other                      1,708       1,231       3,295       2,216
                        ----------  ----------  ----------  ----------
    Total non-interest
     expense                10,226       9,446      20,056      17,701
                        ----------  ----------  ----------  ----------

Income before income
 taxes and minority
 interest                    7,999       8,294      16,102      17,119
Provision for income
 taxes                       3,103       3,298       6,221       6,726
                        ----------  ----------  ----------  ----------
    Net income before
     minority interest       4,896       4,996       9,881      10,393

Minority interest in
 earnings of subsidiary         44          67          88          67
                        ----------  ----------  ----------  ----------
    Net income          $    4,852  $    4,929  $    9,793  $   10,326
                        ==========  ==========  ==========  ==========

Earnings per common
 share:
    Basic               $     0.08  $     0.08  $     0.16  $     0.17
    Diluted                   0.08        0.08        0.16        0.17

Weighted average common
 shares outstanding
 during the period:
    Basic               59,749,897  60,363,461  60,139,899  60,336,646
    Diluted             60,346,901  61,082,113  60,762,771  61,066,784


               BROOKLINE BANCORP, INC. AND SUBSIDIARIES
                        Average Yields / Costs

                                          Three months ended June 30,
                                         -----------------------------

                                                     2007
                                          ----------------------------
                                                              Average
                                           Average   Interest yield/
                                           balance      (1)    cost
                                          ---------- -------- --------
                                             (Dollars in thousands)
Assets
-----------------------------------------
Interest-earning assets:
  Short-term investments                  $  138,758  $ 1,798   5.20%
  Debt securities (2)                        288,231    3,646   5.06
  Equity securities (2)                       27,254      413   6.08
  Mortgage loans (3)                       1,032,270   16,488   6.39
  Commercial loans - Eastern Funding (3)     129,088    3,444  10.70
  Other commercial loans (3)                  69,274    1,234   7.13
  Indirect automobile loans (3)              594,485    9,098   6.14
  Other consumer loans (3)                     3,328       65   7.81
                                           ---------  -------
    Total interest-earning assets          2,282,688   36,186   6.35%
                                                      -------  -----
Allowance for loan losses                    (23,162)
Non-interest earning assets                   97,926
                                          ----------
    Total assets                          $2,357,452
                                          ==========

Liabilities and Stockholders' Equity
-----------------------------------------
Interest-bearing liabilities:
  Deposits:
   NOW accounts                           $   86,446       69   0.32%
   Savings accounts                           97,496      407   1.67
   Money market savings accounts             221,129    1,566   2.84
   Retail certificates of deposit            753,724    9,096   4.84
                                          ----------  -------
     Total retail deposits                 1,158,795   11,138   3.86
   Brokered certificates of deposit           77,958    1,046   5.38
                                          ----------  -------
     Total deposits                        1,236,753   12,184   3.95
  Borrowed funds                             468,236    5,704   4.82
  Subordinated debt                            8,260      158   7.57
                                          ----------  -------
     Total interest bearing liabilities    1,713,249   18,046   4.22%
                                                      -------  -----
Non-interest-bearing demand
checking accounts                             61,803
Other liabilities                             24,376
                                          ----------
     Total liabilities                     1,799,428
Stockholders' equity                         558,024
                                          ----------
     Total liabilities and stockholders'
      equity                              $2,357,452
                                          ==========
Net interest income (tax equivalent
 basis)/interest rate spread (4)                       18,140   2.13%
                                                               =====
Less adjustment of tax exempt income                       89
                                                      -------
Net interest income                                   $18,051
                                                      =======
Net interest margin (5)                                         3.18%
                                                               =====

                                                       2006
                                            --------------------------
                                                               Average
                                             Average  Interest yield/
                                             balance     (1)    cost
                                            --------- -------- -------
                                             (Dollars in thousands)
Assets
------------------------------------------
Interest-earning assets:
  Short-term investments                    $  109,539 $ 1,326   4.86%
  Debt securities (2)                          355,854   3,728   4.19
  Equity securities (2)                         30,604      44   0.57
  Mortgage loans (3)                         1,088,971  17,426   6.40
  Commercial loans - Eastern Funding (3)       111,875   3,022  10.80
  Other commercial loans (3)                    67,465   1,140   6.76
  Indirect automobile loans (3)                517,906   6,509   5.04
  Other consumer loans (3)                       2,981      54   7.25
                                             --------- -------
    Total interest-earning assets            2,285,195  33,249   5.82%
                                                       -------  -----
Allowance for loan losses                      (24,624)
Non-interest earning assets                    106,097
                                            ----------
    Total assets                            $2,366,668
                                            ==========

Liabilities and Stockholders' Equity
------------------------------------------
Interest-bearing liabilities:
  Deposits:
   NOW accounts                             $   91,160      56   0.25%
   Savings accounts                            118,965     486   1.64
   Money market savings accounts               218,833   1,301   2.38
   Retail certificates of deposit              668,202   6,542   3.93
                                            ---------- -------
     Total retail deposits                   1,097,160   8,385   3.07
   Brokered certificates of deposit             47,639     637   5.36
                                            ---------- -------
     Total deposits                          1,144,799   9,022   3.16
  Borrowed funds                               529,105   6,213   4.65
  Subordinated debt                             12,176     225   7.28
                                            ---------- -------
     Total interest bearing liabilities      1,686,080  15,460   3.68%
                                                       -------  -----
Non-interest-bearing demand
checking accounts                               62,735
Other liabilities                               23,817
                                            ----------
     Total liabilities                       1,772,632
Stockholders' equity                           594,036
                                            ----------
     Total liabilities and stockholders'
      equity                                $2,366,668
                                            ==========
Net interest income (tax equivalent
 basis)/interest rate spread (4)                        17,789   2.14%
                                                                =====
Less adjustment of tax exempt income                       100
                                                       -------
Net interest income                                    $17,689
                                                       =======
Net interest margin (5)                                          3.11%
                                                                =====

    (1) Tax exempt income on equity securities and municipal bonds is included on a tax equivalent basis.

    (2) Average balances include unrealized gains (losses) on securities available for sale. Equity securities include marketable equity securities (preferred and common stocks) and restricted equity securities.

    (3) Loans on non-accrual status are included in average balances.

    (4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

    (5) Net interest margin represents net interest income (tax equivalent basis) divided by average interest-earning assets.


               BROOKLINE BANCORP, INC. AND SUBSIDIARIES
               Selected Financial Ratios and Other Data

                                   Three months ended Six months ended
                                        June 30,          June 30,
                                   ------------------ ----------------
                                      2007     2006     2007     2006
                                   ---------- ------- --------- ------

Performance Ratios (annualized):
Return on average assets                0.82%   0.83%     0.83%  0.90%
Return on average stockholders'
 equity                                 3.48%   3.32%     3.45%  3.47%
Interest rate spread                    2.13%   2.14%     2.11%  2.15%
Net interest margin                     3.18%   3.11%     3.18%  3.11%

Dividends paid per share during
 period                            $   0.085  $0.085     $0.37  $0.37


                                      At             At          At
                                   June 30,     December 31,  June 30,
                                     2007           2006        2006
                                -------------- -------------- --------
                                (dollars in thousands except per share
                                                 data)
Capital Ratio:
Stockholders' equity to total
 assets                             23.07%         24.56%       24.83%
Tangible stockholders' equity
 to total assets                    21.41%         22.91%       23.16%

Asset Quality:
Non-accrual loans               $   2,986 (A)  $     900      $   341
Non-performing assets               4,224 (A)      1,959        1,156
Allowance for loan losses          23,312 (B)     23,024 (B)   24,838
Allowance for loan losses as a
 percent of total loans              1.26% (B)      1.28% (B)    1.38%
Non-performing assets as a
 percent of total assets             0.18%          0.08%        0.05%

(A) Non-accrual loans and non-performing assets at March 31, 2007 amounted to $2,503 and $3,748, respectively.

(B) Net of transfers to allowance for unfunded loan commitments of $1,385 at June 30, 2007 and $1,286 at December 31, 2006,
which are included in other liabilities at those dates. If the transfers had not been made, the allowance for loan losses as a percent of total loans would have been 1.33% at June 30, 2007 and
 1.36% at December 31, 2006.

Per Share Data:
Book value per share            $    9.18      $    9.47      $  9.60
Tangible book value per share        8.34           8.64         8.76
Market value per share              11.51          13.17        13.77

    CONTACT: Brookline Bancorp, Inc.
             Paul Bechet, 617-278-6405
             Chief Financial Officer